SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: October 15, 2007

EXOUSIA ADVANCED MATERIALS, INC.
(Exact name of registrant as specified in its charter)

Texas	333-87696	76-0636625
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1200 Soldiers Field Drive, Suite 200
 Sugar Land, TX 77479
(Address of principal executive offices)

(Telephone number, including area code of agent for service)  (281) 313-2333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment to the Current Report on Form 8-K of Exousia Advanced Materials, Inc. (the "Registrant" or "Company") filed with the Securities Exchange Commission on January 11, 2008 is filed solely for the purpose of clarifying that all shares issued under Item 3.02 below will be valued in accordance with the guidance of SFAS 123(R). The issuance of common stock to employees and consultants will be valued at the fair value of the goods or services rendered or the fair value of the equity instruments issued and will not be discounted for any reason.

 Item 1.01   Entry into a Material Definitive Agreement

Option to purchase 1,000,000 shares to Launchpad Capital

On October 14, 2007, the Company entered into an agreement to issue to Launchpad Capital a stock option to purchase 1,000,000 shares of its restricted Common Stock in exchange for marketing and organizational services to be rendered to the Company.   The option is to be exercisable as follows:  500,000 shares at $0.50 per share, 250,000 shares at $0.75 per share and 250,000 shares at $1.00 per share.  One-quarter of the option is exercisable on a date three months from the date of the option, with an additional one-fourth of the option being exercisable on each date three months from the last date of exercise such that after one year, then entire option shall be exercisable.

Item 3.02  Unregistered Sale of Equity Securities

Each of the below described transactions was undertaken in reliance on Section 4(2) of the Securities Act of 1933 (“the ’33 Act”) as private placements of securities that are exempt from the registration requirements of the ’33 Act.  Each transaction was undertaken at different times for different consideration as dictated by the events and circumstances occurring at the time of each transaction.

650,000 shares to Elorian Landers

On October 22, 2007, the Company issued Elorian Landers, a consultant of the Company, 650,000 shares of its restricted Common Stock as compensation for consulting services rendered to the Company relating to the merger of the Company with Exousia Corp. and services rendered to the Company since the merger up until the date of the issuance of shares.  The public market value of the shares as of the date of issue was $260,000.  In accordance with the guidance of SFAS 123(R), the issuance of common stock to employees and consultants will be valued at the fair value of the goods or services rendered or the fair value of the equity instruments issued and will not be discounted for any reason.

500,000 shares to Joe Grace

On October 22, 2007, the Company issued Joe Grace 500,000 shares of its restricted Common Stock as compensation for consulting services to be rendered to the Company for a period of 3 years from the date of the issuance of shares.  The public market value of the shares as of the date of issue was $200,000.   In accordance with the guidance of SFAS 123(R), the issuance of common stock to employees and consultants will be valued at the fair value of the goods or services rendered or the fair value of the equity instruments issued and will not be discounted for any reason.

22,222 shares to David Teas

On November 11, 2007, the Company issued 22,222 shares of its Common Stock to David Teas, an accredited investor, as that term is defined under Rule 501 of Regulation D, upon payment of a price of $0.45 per share by Mr. Teas resulting in aggregate proceeds to the Company of $10,000.

60,000 shares to Aurora Financial Solutions, LLC

On November 23, 2007, the Company issued Aurora Financial Services, LLC 60,000 shares of its restricted Common Stock as compensation for financial consulting services to be rendered to the Company for a period of one year.  The public market value of the shares issued on the date of issue was $54,000.  In accordance with the guidance of SFAS 123(R), the issuance of common stock to employees and consultants will be valued at the fair value of the goods or services rendered or the fair value of the equity instruments issued and will not be discounted for any reason.

 498,000 shares to Surety Financial Group, LLC

On November 26, 2007, the Company issued Surety Financial Group, LLC, 498,000 shares of its restricted Common Stock as compensation for services rendered to the Company since the merger of the Company with Exousia Corp. relating to investor relations and business consulting issues.  The public market value of the shares issued on the date of issue was $423,300. In accordance with the guidance of SFAS 123(R), the issuance of common stock to employees and consultants will be valued at the fair value of the goods or services rendered or the fair value of the equity instruments issued and will not be discounted for any reason.

400,000 Shares Issued in Consideration for Acquisition of Intellectual Property owned by Amitkumar N. Dharia

On December 5, 2007, the Company agreed to acquire intellectual property from Amitkumar N. Dharia.  Mr. Dharia is a named inventor on Patent No. 7,235,609 entitled Thermoplastic Olefin Compositions and Articles along with Donald T. Robertson and J. Wayne Rodrigue, founder of the Company.  The Company has acquired an assignment of Mr. Dharia’s rights with respect to such patent.  In consideration for the assignment to the Company, the Company has agreed to pay Mr. Dharia $100,000 in cash in four quarterly installments of $25,000 and has issued to him 400,000 shares of the Company’s restricted Common Stock.  Additionally, Mr. Dharia’s company, Transmit Technology Group, LLC (“TTG”) will be retained in a technical advisory role pursuant to a technical services agreement to be entered into that pays TTG an amount equal to $4,000 per month for a period of twelve (12) months.  Mr. Dharia and the Company have been in discussions for some time regarding the Company’s acquisition of Mr. Dharia’s patent rights, and the acquisition of his patent rights culminates a lengthy discussion regarding such acquisition.

Conversion of Debt owed to Lane Brindley, J. Wayne Rodrigue and Brenda Rodrigue

As of December 26, 2007, the Company was indebted to Lane Brindley, J. Wayne Rodrigue and Brenda Rodrigue for salaries payable in the amounts of $182,873, $144,570 and $8,425, respectively.  All three persons have agreed to receive payment of the salary amounts due in shares of the Company’s restricted Common Stock and have been issued 243,830, 192,760, and 11,233 shares of the Company’s restricted Common Stock, respectively, which equates to a conversion price of $0.75 per share, the closing price of the Company’s Common Stock on the date of issuance.  The Company will likely incur a withholding tax obligation for the amount of tax withholding required to be withheld relating to the value of the compensation paid attributable to the Stock issued to Brindley, Rodrigue and Rodrigue.  The exact amounts of, and other issues relating to the handling of the taxes, have not yet been determined. In accordance with the guidance of SFAS 123(R), the issuance of common stock to employees and consultants will be valued at the fair value of the goods or services rendered or the fair value of the equity instruments issued and will not be discounted for any reason.

1,000,000 Shares Issued in Consideration for Acquisition of Intellectual Property owned by Composite Particles, Inc.

On December 28, 2007, the Company agreed to acquire the following Patents from Composite Materials, Inc. (“CPI”), subject to CPI’s shareholder approval:

U.S. Patent No. 5,382,635  “Higher Modulus Compositions Incorporating Particulate Rubber”  27 January 1995 - Process of surface-modification of vulcanized rubber particles with chlorine-containing atmosphere.

U.S. Patent No. 5,693,714    “Higher Modulus Compositions Incorporating Particulate Rubber”   2 December 1997- Process for making specific end-products by use of the new materials described in U.S. Patent # 5,506,283.  Examples of claimed products include PU foam, adhesives, coatings, wheels, etc.

U.S. Patent No. 5,969,053   “Higher Modulus Compositions Incorporating Particulate Rubber”  19 October 1999 - Process of surface modifying plastic items, such as pallets and truck bed liners, followed by application of slip-resistant coatings, in particular, coatings made with VISTAMER® Rubber.

In consideration for the transfer of the above patents, the Company intends to pay CPI $50,000 in cash with $15,000.00 paid initially and the balance payable in six monthly installments beginning January 31, 2008, and has issued 1,000,000 shares of the Company’s restricted Common Stock to CPI.  Additionally, the Company contemplates that Dr. Bernie Bauman of CPI will join the Company’s Executive Advisory Board.  The Company intends to retain Dr. Baumann in a technical advisory role pursuant to a technical services agreement to be entered into after the acquisition of the Patents.  The terms of this services agreement are still being negotiated.  The Company and CPI have been in discussions for some time regarding the Company’s acquisition of CPI’s patent rights, and the acquisition of its patent rights culminates a lengthy discussion regarding such acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOUSIA ADVANCED MATERIALS, INC.

Date: June 16, 2008	By: //s// J. Wayne Rodrigue, Jr.
President